                                                                    EXHIBIT 10.5
                                                                    ------------
                                                            Lease No. __________

                             MASTER EQUIPMENT LEASE

         This is a Master Equipment Lease between STAR BANK, NA whose principal office is located at 425 Walnut Street, Cincinnati, Ohio ("Lessor") and KENDLE RESEARCH ASSOCIATES, INC. whose principal office is located at 441 Vine Street, 700, City of Cincinnati, Ohio ("Lessee").

         1. LEASE. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, subject to the terms and conditions set forth herein, the items of personal property (the "Equipment") described in each Acceptance Supplement (a "Supplement") executed and delivered by the parties hereto pursuant to the terms of this Master Equipment Lease ("Lease"). Each Supplement shall be in the form prescribed by Lessor and, upon the execution and deliver thereof, shall constitute a part of this Lease to the same extent as if the provisions thereof were set forth in full in this Lease, the terms "Agreement," "hereof," "herein," and "hereunder," when used in this Lease, shall mean this Lease, each Supplement and each Schedule. This Agreement Constitutes an agreement of lease and nothing herein contained shall be construed as conveying to Lessee any right, title, or interest in the Equipment except as Lessee only.

         2. TERM; ACCEPTANCE; RENT; RETURN. The term of lease of each item of Equipment shall commence on the Commencement Date specified in the Supplement pertaining to such Equipment and, unless earlier terminated pursuant to the provisions hereof, shall continue for the term specified in such Supplement. Lessee's execution and delivery of each Supplement shall constitute Lessee's irrevocable acceptance of the Equipment covered thereby for all purposes of this Agreement. Lessee shall pay to Lessor (at Lessor's office specified above, or as Lessor may otherwise designate), rent as specified in each Supplement. Each date on which an installment of rent is payable is hereunder called a "Rent Payment Date." As to each Supplement, the first Rent Payment Date shall be the Rent Payment Date set forth therein, with the succeeding Rent Payment Dates on the corresponding day of each month thereafter. In addition, if applicable, Lessee shall pay interim rent for the period between rent for the period between the Commencement date and the first Rent Payment Date based on a 30 day month and the number of days between the Commencement Date and the first Rent Payment Date. Lessee shall also pay to Lessor, on demand, a late payment charge of 5% of each installment of rent and any other amount owing hereunder which is not paid when due. Upon the expiration or earlier termination of the term of lease of each item of Equipment leased hereunder. Lessee shall as its expense return such item to lessor at such location as Lessor may designate, in the condition required to be maintained by Section 7 hereof.

         3. DISCLAIMER OF WARRANTY. LESSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE EQUIPMENT, OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER. Lessee confirms that it has made (or will make) the selection of each item of Equipment on the basis of its own judgment and expressly disclaims reliance upon any statements, representations or warranties made by Lessor.

Lessor shall not be liable to Lessee for any matter relating to the ordering, manufacture, purchase, delivery, assembly, installation, testing, operation or servicing of the Equipment or for any claim, loss, damage or expense of any kind related to or caused by the Equipment. Lessor hereby assigns to Lessee all rights which Lessor has or may acquire against any manufacturer, supplier, or contractor with respect to any warranty or representation relating to the Equipment leased hereunder. This assignment to Lessee is only of those representations which are by law or by their terms assignable, and Lessor makes no representation or warranty of any manufacturer, supplier or contractor.

         4. EQUIPMENT TO REMAIN PERSONAL PROPERTY; LOCATION; IDENTIFICATION:
INSPECTION. Lessee represents that the Equipment shall be and all times remain separately identifiable personal property. Lessee shall, at its expense, take such action as may be necessary to prevent any third party from acquiring any right to or interest in the Equipment by virtue of the Equipment being deemed to be real property or a part of other personal property and shall indemnify Lessor against any loss which it may sustain by reason of Lessee's failure to do so. The Equipment may not be removed from the location specified in the Supplement pertaining thereto without Lessor's prior written consent. If requested by Lessor, Lessee shall attach to and maintain on the Equipment a conspicuous plate or marketing disclosing Lessor's ownership therein. Lessor or its representatives may, at reasonable times, inspect the Equipment.

         5. TAXES: INDEMNITY. Lessee agrees to pay, and to indemnify and hold Lessor harmless from, all license fees, assessments, and sales, use, property, excise, and other taxes and charges (other than federal income taxes and the net income of Lessor for reasons other than the ownership or leasing of the Equipment in such jurisdiction) imposed upon or with respect to (a) the Equipment or any part thereof arising out of or in connection with the shipment of Equipment or the possession, ownership, use of operation thereof, or (b) this Agreement or the consummation of the transactions herein contemplated. Lessee further agrees to assume liability for, and to indemnify and hold Lessor harmless against, all claims, costs, expenses, damages, and liabilities arising from or pertaining to the manufacture, assembly, installation, ownership, use, possession and operation of the Equipment, including, without limitation, latent and other defects, whether or not discoverable by Lessee or any other person, any expense, liability or loss directly or indirectly related to or arising out of any injury to any person or tangible or intangible property, whether arising from negligence or under any theory of strict or absolute liability or any other cause, or any claim for patent or copyright infringement, together with all legal fees and expenses reasonably incurred by Lessor in connection with any liability asserted against it, whether groundless or otherwise. The agreements and indemnities contained in this Section shall survive the expiration or earlier termination of this Agreement.

         6. ASSIGNMENT, SUBLETTING, ENCUMBRANCES. (a) Without Lessor's prior written consent, Lessee shall not (i) assign, transfer, pledge, hypothecate or otherwise dispose of this Lease or any interest herein, (ii) sublet or lend the Equipment or (iii) permit the Equipment to be used by anyone other than Lessee or Lessee's employees in their capacity as employees of Lessee. Neither this Lease nor any interest herein is transferable by operation of law. For purposes of this Lease, a change of control, whether direct or indirect, shall be considered an assignment of this lease, (b) Lessor may sell, assign, transfer, grant security interests in or otherwise dispose of all or any portion of its right, title and interest in and to any Item of Items of Equipment, this Lease (including, without limitation, any Schedule) or any of the foregoing, to any lender or other entity ("Assignee"). Lessee hereby consents to such sales, assignments and transfers and agrees (i) upon receipt of written notice of the same from Lessor, to pay rent hereunder as directed by such notice; (ii) to perform or observe, as the case may be, all of its obligations hereunder may be exercised by Assignee);
(iii) to execute and deliver to Lessor such documentation as Lessor or Assignee may reasonably request, including without limitation Uniform Commercial Code financing statements; and (iv) to furnish to Assignee copies of any notices given by Lessee under this Lease or any Schedule. Assignee shall have all of the rights but, unless otherwise agreed in writing executed by Assignee, none of the obligations of Lessor under this Lease, and Lessee shall not look to Assignee for performance thereof.

         7. USE, REPAIRS, ETC. Lessee will cause the Equipment to be operated in accordance with the manufacturer's or supplier's instructions or manuals by competent and duly qualified personnel only and in compliance with all laws and regulations and the insurance policies required to be maintained hereunder. The Equipment shall also be maintained in accordance with the instructions contained in Schedule B to each Supplement. Lessee will, at its expense, maintain the Equipment in good repair, condition and working order and furnish all parts, mechanisms, devices, and servicing required therefore so that the value and condition thereof will at all times be maintained, normal wear and tear excepted. All such parts, mechanisms and deices shall immediately, without further act, become part of the Equipment for all purposes of this Agreement without cost to Lessor, Lessee will not alter or add to the Equipment without Lessor's prior written consent. Lessee will remove any attachments, alterations, or accessories at the termination of this Lease if Lessor shall so demand. In the absence of such demand, all attachments, alterations or accessories shall become part of the Equipment at the time of their attachment thereto.

         8. LOSS, DAMAGE. If any Equipment shall be lost, stolen, destroyed, damaged beyond repair, or rendered permanently unfit for normal use for any reason, or in the event of any condemnation, confiscation, seizure, or requisition of title to or use of any Equipment (each of the foregoing being hereinafter called a "Loss"). Lessee shall promptly pay to Lessor an amount equal to the sum of (i) all rent and other amounts due and owing hereunder for such Equipment to and including the date of the Loss, and (ii) the Stipulated Loss Value of such Equipment computed as of the Rent Payment Date occurring on or immediately preceding the date of the Loss as set forth in Schedule A attached to each Supplement, whereupon Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title, and interest in such Equipment. If any Equipment is damaged as the result of an event not constituting a Loss, Lessee shall promptly cause such item to be repaired or replaced in accordance with the provisions of Section 7 hereof.

         9. INSURANCE. Lessee shall maintain at all times on the Equipment, at Lessee's expense, property damage, direct damage, liability insurance and such other insurance coverage as Lessor shall require in such amounts, against such risks, and in such form and with such insurers as shall be satisfactory to Lessor. The required insurance shall be as specified in the applicable Supplement; provided, that the amount of direct damage insurance shall not on any date be less than the greater of the full replacement value or the Stipulated Loss Value of the Equipment as of such date. Each insurance policy will name Lessor as additional insured and as loss payee, and shall contain a clause requiring the insurer to give to Lessor at least 30 days prior written notice of any alteration in or cancellation or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty to ascertain as to the existence or adequacy of such insurance.

         10. NON-CANCELLABLE AGREEMENT: LESSEE'S OBLIGATIONS UNCONDITIONAL. This Agreement cannot be cancelled or terminated except as expressly provided herein. Lessee agrees that its obligation to pay all rent and other amounts payable hereunder and to perform its duties with respect hereto shall be absolute and unconditional and is not and shall not be subject to:

         (a) Any setoff, counterclaim, recoupment, defense, or other right which Lessee may have against Lessor , the manufacturer, or supplier of any Equipment or anyone else for any reason whatsoever;

         (b) Any defect in the condition, design, title, operation, or fitness for use, or any damage to loss of any Equipment;

         (c) Any insolvency, reorganization or similar proceedings by or against Lessee; or

         (d) Any other event or circumstances whatsoever, whether or not similar to the foregoing.

Each rent or other payment made by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever.

         11. DEFAULT. If (i) Lessee shall fail to make any payment of rent or other amount owing hereunder when due; (ii) Lessee shall fail to perform or observe any other covenant, agreement, or condition hereunder or under any other agreement with Lessor; (iii) any representation or warranty made by Lessee herein or in any document or certificate furnished Lessor in connection herewith shall prove to be incorrect at any time; (iv) as a result of or in connection with a material change in the ownership of Lessee's Stock, Lessee's debt to worth ratio equals or exceeds twice Lessee's debt to worth ratio as of the date of this Lease, without the prior written consent of Lessor (as used herein, "debt to worth ratio" shall mean the ratio of (x) Lessee's total liabilities which, in accordance with GAAP, would be included in the liability side of a balance sheet, to (y) Lessee's tangible net worth including the sum of the par or stated value of all outstanding stock, surplus and undivided profits, less any amounts attributable to good will, patents, copyrights, mailing lists, catalogs, trademarks, covenants not to compete, bond discount and underwriting expenses, organization expense and other intangibles, all determined in accordance with GAPP), (v) Lessee fails to maintain throughout the term of this Agreement all significant accounts (including, without limitation, all significant operating accounts, demand and time deposit accounts, certificate of deposit accounts and safekeeping accounts) and/or other banking relationships currently established between Lessee and Lessor; (vi) Lessee shall become insolvent or shall be generally not paying its debts as they become due or shall default with any other creditor, or shall make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver, or a trustee or receiver shall be appointed for Lessee or for a substantial part of its property or for the Equipment, or reorganization, arrangement, insolvency, dissolution, or liquidation proceedings shall be instituted by or against Lessee; or (vii) Lessor, in its good faith judgment, deems itself insecure as to lessee's financial condition or performance under the Lease teach of the foregoing being herein called and "Event of Default"), then Lessor may declare this Agreement to be in default and may do one or more of the following with respect to any or all of the Equipment as Lessor in its sole discretion may elect, to the extent permitted by, and subject to compliance with any mandatory requirements of applicable law then in effect: (a) demand that Lessee, and Lessee shall at its expense upon such demand, return the Equipment promptly to Lessor in the manner and condition required by and otherwise in accordance with the provisions of
Section 2 hereof, as if the Equipment were being returned at the expiration of its term of lease hereunder, or Lessor, at its option, may enter upon the premises where the Equipment is located and take possession of and remove the same by summary proceedings or otherwise, all without liability to Lessor for damage to property or otherwise and to the extent permitted by law. Lessee waives any right it may have in such instance to a judicial hearing prior to such retaking, (b) sell the Equipment at public or private sale, with or without notice to Lessee or advertisement, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment as Lessor may determine all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereof; (c) by written notice to Lessee, demand that Lessee pay and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty, on the payment date specified in such notice, an amount (together with interest thereon at the rate of 18% per annum or at the highest rate permitted by law, whichever is less, from said date to the date to the date of actual payment) equal to the amount by which the Stipulated Loss Value of the Equipment computed as of the Rent Payment Date occurring on or immediately proceeding the payment date specified in such notice exceeds the Fair Market Sales Value of such Equipment; and (d) Lessor may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement. In addition, Lessee shall be liable for all unpaid rent and other amounts due hereunder before or during the exercise of any of the foregoing remedies and for all legal fees, taxes, governmental charges and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including placing any Equipment in the condition required by Section 7 hereof. Furthermore, Lessee's obligations under this Agreement may be secured by collateral given by Lessee to Lessor and, upon the occurrence of an Event of Default, Lessor shall be entitled to the benefits of such collateral and any document or instrument providing therefor. Lessee grants the Lessor a security interest in all deposits and account balances and credits of the Lessee or other sums credited by or due from the Lessor to the Lessee in the possession of or in transit to the Lessor, now existing or hereafter arising, and all proceeds thereof, and the Lessor may treat such deposits and sums against the Lessee as the Lessor deems appropriate, and/or refuse to honor orders to pay or withdraw such deposits or sums.

         For the purpose of the preceding paragraph, the "Fair Market Sales Value" of any Equipment shall mean such value to Lessor net of all expenses and costs whatsoever which are incidental to the reclamation of the Equipment and the sale thereof as determined (at Lessee's expense) by an independent appraiser selected by Lessor; provided, however, that
(i) the "Fair Market Sales Value" of any Equipment shall be zero if Lessor is unable to recover possession thereof in accordance with their terms of clause
(a) of the immediately preceding paragraph, and (ii) if Lessor shall have sold any Equipment prior to the giving of the notice referred to in clause (c) of the immediately preceding paragraph, the "Fair Market Sales Value" thereof shall be the net proceeds of such sales after deducting all costs and expenses incurred by Lessor in connection therewith. Except as expressly provided above, no remedy referred to in this Section is exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lessor at law or equity; and the exercise or beginning of exercise by Lessor constitute a waiver of any other or subsequent Event of Default. To the extent permitted by law, Lessee waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Equipment in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies.

         12. LESSOR'S RIGHTS TO PERFORM. If Lessee fails to make any payment required to be made hereunder or fails to comply with any other agreements contained herein, Lessor may make such payment or comply with such agreement and the amount of such payment or compliance, shall be payable by Lessee on demand and until paid shall bear interest at the Lessor's Prime Rate plus 4% up to any maximum rate permitted by Ohio and federal law.

         "Prime Rate" shall mean the rate announced as such from time to time by Lessor. Such rate is determined solely by Lessor pursuant to market factors and its own operating needs and such rate is not necessarily Lessor's best or most favorable rate for Equipment or other loans.

                              ACCEPTANCE SUPPLEMENT
                                  (True Lease)

Supplement No. 02 to Master Equipment Lease No. 909 Commencement Date: January 31, 1995. Initial Lease Term: Thirty-Six Months. THIS ACCEPTANCE SUPPLEMENT is executed and delivered by STAR BANK, NA ("Lessor") and KENDLE RESEARCH ASSOCIATES, INC. ("Lessee"), pursuant to, and in accordance with the Master Equipment Lease dated January 31, 1995 between Lessor and Lessee (the "Agreement"), defined terms therein being used herein with their defined meanings.

         A. The Equipment covered by this Acceptance Supplement has a total acquisition cost of Sixty-Nine Thousand, Nine Hundred Ninety-Five & 00/100 Dollars ($69,995.00) and consists of the items identified on Schedule C, attached hereto and made a part hereof.

         B. Lessee confirms that said Equipment has been delivered to it, on the _______ day of __________________________________, 19____, duly assembled and installed in good working order and condition, at the following location:

PHYSICAL LOCATION                              TAX DISTRICT

441 Vine Street, Suite 700                     County:  Hamilton
Cincinnati, Ohio  45202-2816                   Township/School Dist:
                                                                    -----------

         C. Lessee hereby: (a) confirms that said Equipment is of the size, design, capacity and manufacture selected by it and meets the provisions of any purchase order pursuant to which Lessor has acquired title thereto; and (b) irrevocably accepts said Equipment as-is, where-is for all purposes of the Agreement as of the Commencement date set forth above.

         D. The Commencement Date and the Initial Lease Term of said Equipment under the Agreement, unless earlier terminated pursuant to the provisions of the Agreement, shall be as set forth above. Lessee or Lessor may terminate this Acceptance Supplement effective at the expiration of the Initial Lease Term or any renewal term, by giving the other party 90 days prior written notice. If notice of termination is not given at least 90 days prior to such expiration, then the Initial Lease Term shall be automatically extended for an additional period of three months on the same terms provided for during the Initial Lease Term. No notice of termination may be revoked without prior written consent of the other party.

         E. As rent for said Equipment throughout the term of lease referred to in the preceding paragraph D, Lessee shall pay to Lessor in accordance with the terms of the Agreement 35 consecutive rental payments of $2,239.84 each. Rental payments shall be made monthly. The first Rent Payment Date shall be February 20, 1995 with subsequent rental payments commencing March 20, 1995 to and including January 20, 1998. Lessee shall pay applicable sales or use tax added to each Rent Payment.

         F. Tax Indemnity.

                  (a) Lessor, as the owner of the Equipment, shall be entitled to such deductions, credits and other benefits as are provided by the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), to an owner of property.

                  (b) Lessee agrees that neither it nor any corporation controlled by it, in control of it, or under common control with it, directly or indirectly, will at any time take any action or file any returns or other documents inconsistent with the foregoing and that each of such corporations will file such returns, take such action and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent thereof. Lessee agrees to copy and make available for inspection and copying by Lessor such records as will enable Lessor to determine whether it is entitled to the benefit of any amortization or depreciation deduction or tax credit which may be available from time to time with respect to the Equipment.

                  (c) If, under any circumstances or for any reason whatsoever, except for acts of the Lessor, (i) Lessor shall become liable for additional tax as a result of Lessee having added an attachment or made an alteration to the Equipment which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715, as modified by Rev. Proc. 79-48, 1979-2 C.B. 529 (and as either or both may hereafter be modified or superseded); (ii) the statutory full-year marginal Federal tax rate for corporations with a December 31 tax year-end is greater than thirty-four (34) percent; or (iii) Lessor shall lose, shall not have or shall lost the right to claim, or there shall be disallowed or recaptured all or any portion of the Federal tax depreciation deductions with respect to any item of Equipment based on depreciation of the Lessor's full cost of such item of Equipment and computed on the basis of a method of depreciation provided by the Code as Lessor in its complete discretion may select, then Lessee agrees to pay Lessor upon demand an amount which, after deduction of all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any federal, state, or local government or taxing authority of the United States or of any taxing authority of government subsidiary of any foreign country, shall be equal to (1) an amount equal to the additional income taxes which would be paid or payable by Lessor in consequence of the failure to obtain the benefit of a depreciation deduction calculated under the assumption that Lessor's income is taxed at the highest applicable rate (without regard to the actual taxes paid by Lessor), and (2) any interest and/or penalty which may be assessed in connection with any of the foregoing.

                  (d) The provisions of this Section 12 shall survive the expiration of earlier termination of this Agreement.

         G. Pursuant to Section 9 of the Agreement, Lessee shall maintain at a minimum the following insurance coverage:

         Personal Property Amount: $59,995.00. Liability Amount: $1,000,000.00.

         Such insurance shall be provided by an insurance company admitted to do business in the State of Ohio with no less than a B rating. Each insurance policy will contain a clause requiring the insurer to give to Lessor at least 30 days prior written notice of any alteration in or cancellation of such insurance and will name as Loss Payee and Additional Insured:

                       Star Bank, National Association
                          Equipment Finance Division
                         425 Walnut Street, Loc 8135
                           Cincinnati, Ohio  45202

         The Lessee shall request the insurance company send a Certificate of Insurance to the Loss Payee at the above address.

         H. The Purchase option price for the Equipment pursuant to paragraph 19 of the Agreement shall be (check applicable box):

[X]      A price equal to the then appraised Fair Market Sales Value of the
Equipment, as determined (at Lessee's expense) by an independent appraiser selected by Lessor;

[ ]      $
          --------------------------------------

The purchase price shall be payable as set forth in paragraph 9 of the Agreement.

         I. All provisions of the Agreement are hereby incorporated by reference in this Acceptance Supplement to the same extent as if fully set forth herein.

         J. ADDITIONAL PROVISIONS. The Lessee and Lessor further agree as follows:
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

APPROVED AND AGREED to by the parties hereto as of the Commencement Date set forth above.

LESSOR: Star Bank, NA               LESSEE:  Kendle Research Associates, Inc.
       ----------------------              ------------------------------------
                                    The undersigned affirms that s/he is duly authorized to execute and deliver this acceptance supplement on behalf of Lessee.

By:  /s/ Lynn Anne West             By: /s/ Christopher Bergen
   --------------------------          ----------------------------------------
Title: Marketing Rep                Title: President
      -----------------------             -------------------------------------
Witness                             Witness /s/
       ----------------------              ------------------------------------

                              ADDITIONAL PROVISIONS

         Supplement No. 01 and 02 to Master Equipment Lease 909.

                  "Lessee hereby acknowledges and agrees that any and all assets included under the Security Agreement dated October 11, 1994 shall be utilized as additional security on the above referenced leases until the maturity of said leases."

AGREED to this 31st day of January, 1995.

LESSOR:                             LESSEE:

Star Bank, N.A.                     Kendle Research Associates, Inc.

By: /s/ Lynn Anne West              By:  /s/ Christopher Bergen
   --------------------------          ----------------------------------------
Title: Marketing Rep                Title: President
      -----------------------             -------------------------------------

                                   SCHEDULE B

               SUPPLEMENT NO. 01 TO MASTER EQUIPMENT LEASE NO. 909
                             MAINTENANCE PROVISIONS

         A. Maintenance is to be provided at all times during the lease term by the manufacturer or manufacturer recognized service company.

         B.       Lessor has the right to review and approve  maintenance.

         C. Copies of all maintenance contracts and records to be provided at Lessor's request.

         D. No repairs, modifications or other alterations shall be made without Lessor's consent.

         E. All parts which are lost, destroyed or deemed unfit for use shall be replaced at Lessee's expense.

         F. Additions, modifications or upgrades shall become the property of Lessor, unless they can be easily removed without degradation to original equipment.

         G. The Lessor at his sole discretion may from time to time inspect the Equipment at the Lessor's sole expense.

         H. If any discrepancies are found pertaining to the general condition of the Equipment, the Lessor will communicate the discrepancies to the Lessee in writing. The Lessee shall have 30 days to rectify these discrepancies at his sole expense.

         I. The equipment will be de-installed at Lessee's expense by manufacturer's technicians.

         J. The Lessee, at its expense, will cause the Equipment to be delivered to any point in the United States in a manner consistent with the manufacturer's recommendations for transportation and packaging of the Equipment.

         K. The Lessee will provide, at no expense to Lessor, 120 days of free storage at the current location. The Equipment will be stored in accordance with manufacturer's recommendations regarding storage.

         L. Lessee shall be responsible for any licensing or related fees upon the resale of the Equipment.

         APPROVED AND AGREED to by the parties hereto as of the 27th day of January, 1995.

LESSOR:                             LESSEE:

STAR BANK, NATIONAL ASSOCIATION     KENDLE RESEARCH ASSOCIATES,
                                    INC.

                                    The undersigned affirms that s/he is duly authorized to execute this Schedule on behalf of Lessee.

By: /s/ Lynne Anne West             By:   /s/ Christopher Bergen
   --------------------------          ----------------------------------------
Title:  Market Rep                  Title:   President
      -----------------------             -------------------------------------
Witness:                            Witness: /s/
        ---------------------               -----------------------------------